UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 North Beach Street
Daytona Beach, Florida		32114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 252-9601

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2026, Brown & Brown, Inc. (the “Company”) and P. Barrett Brown, the Company’s Executive Vice President and previous President of the Retail Segment and a named executive officer in the Company’s most recent proxy statement filed on March 24, 2026, entered into a Transition Agreement (the “Transition Agreement”) in connection with Mr. Brown’s voluntary resignation for good reason from the Company, effective on August 10, 2026. Pursuant to the Transition Agreement, Mr. Brown resigned as an officer of the Company, from any officer or director positions with the Company's subsidiaries and affiliates, and any other positions of actual or apparent authority, on and effective as of August 10, 2026 (the “Resignation Date”). From the Resignation Date through July 31, 2027 (the “Transition Period”), Mr. Brown will continue his employment with the Company and will provide cooperation, assistance, and/or training reasonably requested by the Company’s Chief Executive Officer to transition his work, responsibilities, files, and systems (the “Transition Services”). During the Transition Period, Mr. Brown will continue to receive his current annual base salary of $1,000,000 and will also be eligible for a total bonus of $1,300,000, divided into two equal installments of $650,000, subject to the satisfactory performance of the Transition Services. The first installment will be payable in February 2027, provided that Mr. Brown remains employed by the Company through such date, and the second installment will be payable within thirty (30) days following the conclusion of the Transition Period, provided that Mr. Brown remains employed by the Company through such date and has executed and not revoked the supplemental release of claims required by the Transition Agreement (the “Supplemental Release”).

Additionally, as part of the Transition Agreement, Mr. Brown will receive (1) a lump sum payment of $130,000, payable promptly following the execution and delivery of the Transition Agreement, in respect of the legal, financial/tax planning, and career transition support expenses incurred, or expected to be incurred, by Mr. Brown in connection with the Transition Agreement and the related termination of his employment, and (2) severance pay in the gross amount of $2,500,000, payable to him in equal installments in August 2027 and August 2028, subject to Mr. Brown’s continued employment through the Transition Period and his execution and non-revocation of the Supplemental Release. As part of the Transition Agreement, Mr. Brown agreed to a one-year covenant not to compete with the Company following the termination of his employment, as well as a customary release of claims.

In the event of a Change in Control (as defined in the Transition Agreement) after the Resignation Date and prior to the completion of the payments described above, any unpaid amounts shall be paid to Mr. Brown in a lump sum within thirty (30) days following the date on which the Change in Control occurs.

The Company expects to file the Transition Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC. (Registrant)

Date:	August 10, 2026	By:	/s/ Anthony M. Robinson
Anthony M. Robinson Secretary